SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported): October 17, 1998
                                                           ----------------


                               EASTERN ENTERPRISES
                               -------------------
             (Exact name of registrant as specified in its charter)


Massachusetts                     1-2297                         04-1270730
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(State or other            (Commission File Number)           (IRS Employer
jurisdiction of                                           Identification No.)
incorporation)



                  9 Riverside Road, Weston, Massachusetts           02493
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                  (Address of principal executive offices)        (Zip Code)

        Registrant's telephone number, including area code (781) 647-2300
                                                           --------------


                                      None
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 1 through 4 and Items 6, 7(a) and (b), 8 and 9.  Not Applicable.
----------------------------------------------------



Item 5.  Other Events
---------------------

          On October 17, 1998, Eastern Enterprises and Colonial Gas Company entered into an Agreement and Plan of Reorganization (the "Merger Agreement"). The Merger Agreement and a press release relating thereto are included herein as Exhibits 2.1 and 99.1, respectively, and are incorporated herein by reference.



Item 7.  Financial Statements and Exhibits
------------------------------------------

          (c)     Exhibits

                   2.1- Agreement and Plan of Reorganization, dated as of October 17, 1998, by and between Eastern Enterprises and Colonial Gas Company (Incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K of Colonial Gas Company dated October 17, 1998 (File No. 0-10007)).

               99.1 - Press Release.

                                    SIGNATURE




         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                         EASTERN ENTERPRISES


Date:  October 26, 1998                  By: /s/ L. William Law, Jr.
       ----------------                      ------------------------
                                                 L. William Law, Jr.
                                                 Senior Vice President, General
                                                 Counsel and Secretary

                                  EXHIBIT INDEX



                                    Exhibits
                                    --------

                            2.1 - Agreement and Plan of Reorganization, dated as
                  of October 17, 1998, by and between Eastern Enterprises and Colonial Gas Company (Incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K of Colonial Gas Company dated October 17, 1998 (File No. 0-10007)).

                            99.1 - Press Release

                                                                Exhibit 99.1


                        EASTERN ENTERPRISES TO MERGE WITH
                              COLONIAL GAS COMPANY

         Weston and Lowell, MA. -- October 19, 1998 -- Eastern Enterprises (NYSE: EFU) and Colonial Gas Company (NYSE: CLG) jointly announced today that the companies have entered into a definitive agreement which provides for the merger of Colonial Gas into Eastern for $37.50 per share in Eastern stock and cash. Based on Colonial Gas' shares outstanding as of September 30, 1998, the transaction values Colonial Gas' equity at $332 million, and taking into account Colonial's outstanding debt, an enterprise value of $495 million. The purchase price represents a 27% premium to Colonial Gas' closing price on October 16, 1998 and a multiple of 2.66x Colonial Gas' book value at September 30, 1998.
         Under the terms of the merger agreement, Colonial Gas' shareholders will be permitted to elect either Eastern common stock or cash, with the total amount of cash consideration fixed at $150 million. Shareholder elections will be prorated to the extent necessary to maintain this mix of consideration. Based upon Eastern's current share price ($43.375 as of October 16, 1998) and Colonial Gas' outstanding shares, Eastern expects to issue about 4.2 million shares in this transaction. To the extent Colonial Gas shareholders receive Eastern shares, the transaction will be tax-free. The exchange ratio for the stock portion of the consideration will be determined based upon Eastern's average stock price prior to closing, and will be subject to a collar mechanism. Under the collar mechanism, if Eastern's average closing stock price per share for a ten-day period prior to closing is either higher than $47.80 or lower than $37.56, the portion of the purchase price payable in Eastern shares would be determined based upon a fixed exchange ratio calculated at such prices. Colonial Gas' shareholders who receive Eastern stock would benefit from a modest 2% dividend increase.
         J. Atwood Ives, Eastern chairman and chief executive officer commented, "The merger with Colonial Gas is a significant step in the industry consolidation strategy Eastern has been pursuing for several years in order to achieve the economies of scale that will enable us to improve customer service, lower costs and build value for our shareholders. The Essex Gas acquisition was the first step and the Colonial Gas merger marks the second step in the implementation of our strategy to realize the benefits of consolidation in this highly-fragmented market."
         Mr. Ives continued, "Colonial Gas is a well-managed, fast-growing company that will profit from the synergies of the merger, as well as Eastern's financial strength. When this transaction is completed, Eastern's combined gas distribution companies will serve over 725,000 customers in Massachusetts. The increased size and scope of the combined organization will enable us to provide enhanced, cost-effective customer service and to accelerate the growth of both our customer base and gas throughput. This merger will also allow us to build on the enhanced capabilities of the combined work force -- strengthening our competitive position in deregulating energy markets. We do not believe this transaction will be dilutive to Eastern's earnings."
         F. L. Putnam, III, Colonial Gas president and chief executive officer, commented, "We are excited to bring the skills and experience that have been developed at Colonial Gas over the last 150 years to Eastern Enterprises. Our Board of Directors realized that now is the time for us to take decisive action to better position Colonial Gas for future growth. Based on its review of strategic alternatives, our Board concluded that a merger with Eastern and its gas distribution companies would be in the best interests of Colonial Gas' customers, shareholders and employees. A rate plan, subject to state regulatory approval, is expected to provide both immediate and long-term benefits for Colonial Gas' customers. Colonial Gas' shareholders will receive a substantial premium, as well as the option to participate in the future growth of the energy industry through ownership of Eastern shares. We are confident that a larger, stronger and more diversified company, such as we are creating through this merger, will benefit our employees over the long term."

         The merger of Eastern and Colonial Gas has been approved by both companies' boards and will be accounted for as a purchase transaction. The transaction is expected to close by mid-year 1999, subject to the receipt of satisfactory regulatory approvals and the approval of Eastern and Colonial Gas shareholders. A proposed merger and rate plan for Colonial Gas is expected to be filed with the Massachusetts Department of Telecommunications and Energy before year end.
         After the merger is completed, Colonial Gas will operate as a wholly-owned subsidiary of Eastern and as a sister company of Boston Gas and Essex Gas, Eastern's existing gas distribution companies. F. L. Putnam, Jr., Colonial Gas chairman and senior executive officer, will join Eastern's Board of Trustees upon completion of the merger.

         Colonial Gas Company, based in Lowell, Massachusetts, is a local distribution company serving over 150,000 customers in 24 communities northwest of Boston and on Cape Cod (many of which are contiguous to towns served by Boston Gas and Essex Gas). Colonial Gas also owns and operates Transgas Inc., the world's largest over-the-road transporter of liquefied natural gas, which will become a separate Eastern subsidiary. In its fiscal year ended December 31, 1997, Colonial Gas earned $16.0 million, or $1.87 per share, on operating revenues of $187.1 million.
         Eastern Enterprises owns and operates Boston Gas Company, Essex County Gas Company, Midland Enterprises Inc. and ServicEdge Partners, Inc. Together, Boston Gas and Essex Gas are New England's largest distributor of natural gas, serving 575,000 residential, commercial and industrial customers in Boston and 90 other eastern and central Massachusetts communities. Midland Enterprises, headquartered in Cincinnati, Ohio, is the leading carrier of coal and a major carrier of other dry bulk cargoes on the nation's inland waterways, with a fleet of 2,384 barges and 87 towboats. ServicEdge provides HVAC equipment installation and service to customers in eastern Massachusetts.
         This release and other company reports and statements issued or made from time to time contain certain "forward-looking statements" concerning projected future financial performance, expected plans or future operations. Eastern cautions that actual results and developments may differ materially from such projections or expectations.
         Investors should be aware of important factors that could cause actual results to differ materially from the forward-looking projections or expectations. These factors include, but are not limited to:

                     the  effect  of  this   transaction   and  other  strategic
                     initiatives  on  earnings  and cash  flow,

                     the successful integration of Eastern's gas utility operations,

                     temperatures above or below normal in eastern
                     Massachusetts,

                     changes in market conditions for barge transportation,

                     adverse weather and operating conditions on the inland waterways,

                     uncertainties regarding the start-up of ServicEdge, including expense levels and customer acceptance,

                     changes in economic conditions, including interest rates and the value of the dollar versus other currencies,

                     regulatory and court decisions, and

                     developments with respect to Eastern's previously-disclosed environmental liabilities.

         Most of these factors are difficult to accurately predict and are generally beyond the control of the Company.

Eastern Enterprises' press releases are available via fax by calling, toll-free, 1-800-311-4607 or on the Internet at http://www.efu.com.

Information regarding Colonial Gas Company can be found on the Internet at http://www.colonialgas.com


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